Exhibit 99.1
P R E S S   R E L E A S E

Splunk Announces Fiscal Fourth Quarter and Full Year 2024 Financial Results

Increased Annual Recurring Revenue 15% to $4.2 Billion
Achieved Q4 GAAP Net Income of $427 Million
Generated over $1 Billion in Annual Operating Cash Flow and Adjusted Free Cash Flow

SAN FRANCISCO – February 27, 2024 – Splunk Inc. (NASDAQ: SPLK), the cybersecurity and observability leader, today announced results for its fiscal fourth quarter and full year ended January 31, 2024, as compared to the corresponding period of the last fiscal year:

Fourth Quarter 2024 Financial Highlights
•Total ARR was $4.208 billion, up 15%; Cloud ARR was $2.186 billion, up 23%.
•Total revenues were $1.486 billion, up 19%; Cloud revenue was $503 million, up 22%.
•GAAP operating expenses increased 6.5%; non-GAAP operating expenses decreased 3.1%.
•GAAP operating margin was 29.1%; non-GAAP operating margin was 47.8%.
•GAAP net income was $427 million; non-GAAP net income was $579 million.
•Operating cash flow was $421 million, up 53%; adjusted free cash flow was $418 million, up 56%.
•899 customers with Total ARR greater than $1 million, an increase of 109 customers.

Full Year 2024 Financial Highlights
•Total revenues were $4.216 billion, up 15%; Cloud revenue was $1.837 billion, up 26%.
•GAAP operating expenses increased 1.6%; non-GAAP operating expenses decreased 1.8%.
•GAAP operating margin was 5.7%; non-GAAP operating margin was 28.9%.
•GAAP net income was $264 million; non-GAAP net income was $1.032 billion.
•Operating cash flow was $1.008 billion, up 124%; adjusted free cash flow was $1.007 billion, up 136%.

"We delivered a solid finish to FY24 as our team doubled down on helping organizations worldwide keep their digital systems resilient," said Gary Steele, President and CEO of Splunk. "In Q4, we grew Total ARR to $4.2 billion, and we finished FY24 with nearly 900 customers each generating more than $1 million in ARR. We’re pleased to bring this momentum to Cisco, and we believe there is an incredible opportunity to meet the ever-increasing security and observability needs of the world’s largest and most complex enterprises."

“Q4 was a capstone to a strong year of execution, with ARR growing 15% while we reduced quarterly non-GAAP operating expenses 3% year-over-year. This progress helped drive $427 million of quarterly GAAP net income and over $1 billion of annual adjusted free cash flow, up 136% year-over-year,” said Brian Roberts, CFO of Splunk.

Fourth Quarter Investor Presentation and Stockholder Letter

Visit the Splunk investor relations website to download the company’s quarterly investor presentation, which includes Splunk President and CEO Gary Steele’s letter to stockholders.

Pending Acquisition by Cisco

In light of the pending transaction with Cisco, Splunk will not be hosting an earnings conference call to review the fourth quarter or providing a financial outlook. While the closing of the acquisition by Cisco remains subject to regulatory approvals and conditions, given the positive regulatory approvals to date, the transaction is now expected to close in late calendar Q1 or early calendar Q2.

Recent Business Highlights:

•Splunk Security Innovations Strengthen Digital Resilience: Splunk delivered Splunk Enterprise Security 7.3 to provide an enhanced security analyst experience as well as enrich risk context for seamless security incident triage. In addition, Splunk SOAR 6.2 (Security Orchestration Automation and Response) allows users to configure logic loops directly in the Visual Playbook Editor and leverage a new set of firewall management apps.
•Splunk Observability Enhancements Simplify Telemetry Data Collection: Splunk’s latest observability innovation, Splunk Add-On for OpenTelemetry Collector, simplifies getting started with Splunk Observability Cloud and enables additional consistency in how customers manage data collection at scale.
•Hundreds of Public Sector Leaders Attend Splunk’s Annual GovSummit Conference: Public sector partners and customers connected on U.S. national cyber strategy and digital resilience during Splunk’s largest public sector event. A recent Splunk and Foundry survey of cybersecurity professionals revealed 80% of all decision makers said their organizations are using AI to address cybersecurity, and almost half of public sector respondents said they plan to use AI to increase productivity.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s opportunities; Splunk’s proposed acquisition by Cisco and expected timing of the completion of the acquisition and receipt of regulatory approvals, as well as the benefits of the acquisition; trends in customer demand and engagement as well as Splunk’s operating and financial performance; statements regarding our operating efficiency, growth, profitability and cash flows; statements regarding our products, projects, technology and ongoing product development, including recently announced products; statements regarding our partnerships; statements regarding our market opportunity as well as our ability to meet customer needs; and trends in the markets for our products, including the security and observability markets. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the risk that the proposed transaction with Cisco is not completed on the anticipated terms or in the time anticipated, including risks related to obtaining regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Splunk’s business and other conditions to the completion of the transaction; significant transaction costs associated with the proposed transaction; potential litigation relating to the proposed transaction; the risk that disruptions from the proposed transaction will harm Splunk’s business, including current plans and operations; the ability of Splunk to implement its business strategy; the impact of the macroeconomic environment, including inflationary pressures, economic uncertainty and impacts on information technology spending; risks associated with Splunk’s growth; the impact of Splunk’s restructuring plans; risks associated with Splunk’s ability to successfully introduce and gain market acceptance for new products and technologies; Splunk’s inability to realize value from its significant investments in the company’s business, including product and service innovations and through acquisitions; Splunk’s shift from sales of licenses to sales of cloud services which impacts the timing of revenue and margins; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to the company’s convertible notes; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2023, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) helps build a safer and more resilient digital world. Organizations trust Splunk to prevent security, infrastructure and application incidents from becoming major issues, absorb shocks from digital disruptions, and accelerate digital transformation.

Splunk and Splunk> are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2024 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact
Patricia Hogan
Splunk Inc.
press@splunk.com

Investor Contact
Katie White
Splunk Inc.
ir@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Revenues
Cloud services	$503,375	$413,934	$1,837,418	$1,457,295
License	810,133	670,005	1,706,358	1,521,116
Maintenance and services	172,639	167,166	671,819	675,297
Total revenues	1,486,147	1,251,105	4,215,595	3,653,708
Cost of revenues
Cloud services	144,219	128,360	544,807	490,299
License	2,137	1,253	7,623	5,312
Maintenance and services	77,196	75,670	300,233	320,384
Total cost of revenues	223,552	205,283	852,663	815,995
Gross profit	1,262,595	1,045,822	3,362,932	2,837,713
Operating expenses
Research and development	235,341	243,027	943,933	997,170
Sales and marketing	439,378	427,589	1,671,102	1,621,518
General and administrative	156,062	109,135	508,393	454,531
Total operating expenses	830,781	779,751	3,123,428	3,073,219
Operating income (loss)	431,814	266,071	239,504	(235,506)
Interest and other income (expense), net
Interest income	23,912	12,482	103,255	25,401
Interest expense	(9,860)	(11,230)	(42,505)	(46,026)
Other income (expense), net	(3,683)	(1,772)	(3,083)	(9,320)
Total interest and other income (expense), net	10,369	(520)	57,667	(29,945)
Income (loss) before income taxes	442,183	265,551	297,171	(265,451)
Income tax provision (benefit)	15,634	(3,241)	33,437	12,411
Net income (loss)	$426,549	$268,792	$263,734	$(277,862)

Basic net income (loss) per share	$2.52	$1.64	$1.58	$(1.71)
Diluted net income (loss) per share	$2.28	$1.44	$1.52	$(1.71)

Weighted-average shares used in computing basic net income (loss) per share	169,092	164,262	167,136	162,376
Weighted-average shares used in computing diluted net income (loss) per share	191,452	187,002	175,363	162,376

Splunk Inc. | www.splunk.com

Splunk Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2024	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,643,141	$690,587
Investments, current	360,412	1,316,347
Accounts receivable, net	1,840,928	1,572,604
Prepaid expenses and other current assets	162,472	174,388
Deferred commissions, current	145,339	116,758
Total current assets	4,152,292	3,870,684
Investments, non-current	37,529	41,700
Accounts receivable, non-current	493,312	314,286
Operating lease right-of-use assets	132,016	186,981
Property and equipment, net	84,279	108,540
Intangible assets, net	66,963	119,588
Goodwill	1,416,920	1,416,920
Deferred commissions, non-current	268,568	242,731
Other assets	35,477	42,493
Total assets	$6,687,356	$6,343,923
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$34,715	$15,299
Accrued compensation	363,959	357,550
Accrued expenses and other liabilities	178,604	229,480
Deferred revenue, current	1,980,616	1,657,685
Debt, current	—	775,656
Total current liabilities	2,557,894	3,035,670
Debt, non-current	3,106,928	3,099,289
Operating lease liabilities	154,644	202,268
Deferred revenue, non-current	98,609	91,102
Other liabilities, non-current	28,672	26,107
Total non-current liabilities	3,388,853	3,418,766
Total liabilities	5,946,747	6,454,436
Stockholders’ equity
Common stock	177	171
Accumulated other comprehensive loss	(1,203)	(6,363)
Additional paid-in capital	5,245,088	4,671,776
Treasury stock, at cost	(980,452)	(989,362)
Accumulated deficit	(3,523,001)	(3,786,735)
Total stockholders’ equity (deficit)	740,609	(110,513)
Total liabilities and stockholders’ equity	$6,687,356	$6,343,923

Splunk Inc. | www.splunk.com

Splunk Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net income (loss)	$426,549	$268,792	$263,734	$(277,862)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,665	26,024	88,675	99,470
Amortization of deferred commissions	29,914	29,796	127,007	111,205
Amortization of investment premiums (accretion of discounts), net	7,634	(2,590)	2,725	(4,652)
Loss on strategic equity investments, net	1,000	—	4,414	97
Amortization of debt discount and issuance costs	2,002	2,401	8,644	10,279
Losses on facility exits	23,354	—	29,085	10,000
Non-cash operating lease costs	(1,058)	3,403	(6,086)	324
Stock-based compensation	209,360	187,393	786,824	789,138
Deferred income taxes	2,572	(1,261)	2,079	(2,695)
Loss on disposal of assets	224	782	253	782
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(959,065)	(745,160)	(447,212)	(337,177)
Prepaid expenses and other assets	(31,037)	(54,633)	22,884	42,075
Deferred commissions	(63,250)	(65,130)	(181,425)	(167,496)
Accounts payable	29,488	(3,134)	19,416	(43,907)
Accrued compensation	81,352	109,392	6,409	(39,402)
Accrued expenses and other liabilities	30,726	30,887	(49,501)	(15,337)
Deferred revenue	611,917	489,026	330,438	274,788
Net cash provided by operating activities	421,347	275,988	1,008,363	449,630
Cash flows from investing activities
Purchases of property and equipment	(1,440)	(4,391)	(10,626)	(13,620)
Capitalized software development costs	(3,130)	(2,976)	(12,091)	(8,782)
Purchases of marketable securities	(358,176)	(547,654)	(1,681,651)	(1,536,558)
Maturities of marketable securities	752,034	163,086	2,640,278	515,950
Purchases of strategic investments	(150)	(375)	(3,493)	(6,734)
Sale of strategic investments	3,000	—	3,000	—
Acquisition, net of cash acquired	—	(21,950)	—	(21,950)
Other investment activities	251	—	251	1,534
Net cash provided by (used in) investing activities	392,389	(414,260)	935,668	(1,070,160)
Cash flows from financing activities
Proceeds from the exercise of stock options	110	59	523	1,457
Proceeds from employee stock purchase plan	30,534	29,722	81,735	78,318
Repayment of 2023 Notes	—	—	(776,661)	—
Taxes paid related to net share settlement of equity awards	(126,750)	(33,851)	(294,623)	(197,349)
Net cash used in financing activities	(96,106)	(4,070)	(989,026)	(117,574)
Net increase (decrease) in cash, cash equivalents, and restricted cash	717,630	(142,342)	955,005	(738,104)
Cash, cash equivalents, and restricted cash at beginning of period	927,962	832,929	690,587	1,428,691
Cash, cash equivalents, and restricted cash at end of period	$1,645,592	$690,587	$1,645,592	$690,587
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized value of active cloud services, term licenses and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized value of active cloud services contracts at the end of a reporting period.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cloud services cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating expenses, operating income (loss), operating margin, income tax provision (benefit), net income (loss), free cash flow and adjusted free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, merger-related expenses, capitalized software development costs, non-cash interest expense related to convertible senior notes and a net loss on strategic equity investments. The non-GAAP financial measures are also adjusted for Splunk's current and deferred tax rate on non-GAAP income (loss). Splunk uses a long-term projected non-GAAP tax rate to provide consistency across interim reporting periods. We base our rate on non-GAAP financial projections. In determining our tax rate, we exclude the impact of nonrecurring items, and we make assumptions including those about tax legislation and our tax positions. We applied a 20% non-GAAP tax rate to the three and twelve months ended January 31, 2024 and 2023. In addition, non-GAAP financial measures include free cash flow and adjusted free cash flow. Free cash flow represents net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Adjusted free cash flow is a non-GAAP measure that additionally excludes from free cash flow the impact of cash paid for costs incurred as a result of the proposed Cisco merger. Splunk believes that free cash flow and adjusted free cash flow provide investors useful information to better understand the factors and trends affecting the Company’s performance and liquidity. Both of these free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. Employer payroll tax expense is tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, merger-related expenses, capitalized software development costs, non-cash interest expense related to convertible senior notes and a net loss on strategic equity investments from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results. A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation-related charges, including related employer payroll tax-related items, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

Reconciliation of Cash Provided By Operating Activities to Adjusted Free Cash Flow

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$421,347	$275,988	$1,008,363	$449,630
Less purchases of property and equipment	(1,440)	(4,391)	(10,626)	(13,620)
Less capitalized software development costs	(3,130)	(2,976)	(12,091)	(8,782)
Free cash flow (non-GAAP)	$416,777	$268,621	$985,646	$427,228
Cash paid for merger-related expenses	1,132	—	21,057	—
Adjusted free cash flow (non-GAAP)	$417,909	$268,621	$1,006,703	$427,228
Net cash provided by (used in) investing activities	$392,389	$(414,260)	$935,668	$(1,070,160)
Net cash used in financing activities	$(96,106)	$(4,070)	$(989,026)	$(117,574)

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2024

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Restructuring and facility exit charges(2)	Merger-related expenses	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Loss on strategic equity investments, net	Income tax adjustment (1)	Non-GAAP
Cloud services cost of revenues	$144,219	$(5,055)	$(6,647)	$(558)	$—	$(3,395)	$—	$—	$—	$128,564
Cloud services gross margin	71.4%	1.0%	1.3%	0.1%	—%	0.7%	—%	—%	—%	74.5%
Cost of revenues	223,552	(22,686)	(7,875)	(2,097)	—	(3,395)	—	—	—	187,499
Gross margin	85.0%	1.5%	0.5%	0.1%	—%	0.2%	—%	—%	—%	87.4%
Research and development	235,341	(77,695)	—	(8,458)	—	3,130	—	—	—	152,318
Sales and marketing	439,378	(65,770)	(3,578)	(15,112)	—	—	—	—	—	354,918
General and administrative	156,062	(47,720)	—	(26,254)	(1,352)	—	—	—	—	80,736
Operating expenses	830,781	(191,185)	(3,578)	(49,824)	(1,352)	3,130	—	—	—	587,972
Operating income	431,814	213,871	11,453	51,921	1,352	265	—	—	—	710,676
Operating margin	29.1%	14.4%	0.8%	3.5%	0.1%	—%	—%	—%	—%	47.8%
Income tax provision	15,634	—	—	—	—	—	—	—	129,176	144,810
Net income	$426,549	$213,871	$11,453	$51,921	$1,352	$265	$2,003	$1,000	$(129,176)	$579,238
_________________________
(1)                Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
(2)            Excludes $2,807 of total stock-based compensation restructuring charges, which are included under Stock-based compensation and related employer payroll tax.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2023

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (1)	Non-GAAP
Cloud services cost of revenues	$128,360	$(6,226)	$(8,209)	$—	$(3,788)	$—	$—	$110,137
Cloud services gross margin	69.0%	1.5%	2.0%	—%	0.9%	—%	—%	73.4%
Cost of revenues	205,283	(21,775)	(9,438)	—	(3,788)	—	—	170,282
Gross margin	83.6%	1.7%	0.8%	—%	0.3%	—%	—%	86.4%
Research and development	243,027	(88,741)	—	—	2,976	—	—	157,262
Sales and marketing	427,589	(61,690)	(4,908)	(3,968)	—	—	—	357,023
General and administrative	109,135	(16,850)	—	—	—	—	—	92,285
Operating expenses	779,751	(167,281)	(4,908)	(3,968)	2,976	—	—	606,570
Operating income	266,071	189,056	14,346	3,968	812	—	—	474,253
Operating margin	21.3%	15.1%	1.1%	0.3%	0.1%	—%	—%	37.9%
Income tax provision (benefit)	(3,241)	—	—	—	—	—	98,468	95,227
Net income	$268,792	$189,056	$14,346	$3,968	$812	$2,401	$(98,468)	$380,907
_________________________
(1)               Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2024

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Restructuring and facility exit charges(2)	Merger-related expenses	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Loss on strategic equity investments, net	Income tax adjustment (1)	Non-GAAP
Cloud services cost of revenues	$544,807	$(22,970)	$(31,165)	$(1,065)	$—	$(14,216)	$—	$—	$—	$475,391
Cloud services gross margin	70.4%	1.3%	1.7%	0.1%	—%	0.8%	—%	—%	—%	74.1%
Cost of revenues	852,663	(89,166)	(36,080)	(3,701)	—	(14,216)	—	—	—	709,500
Gross margin	79.8%	2.1%	0.9%	0.1%	—%	0.3%	—%	—%	—%	83.2%
Research and development	943,933	(327,036)	—	(25,099)	—	12,091	—	—	—	603,889
Sales and marketing	1,671,102	(253,216)	(16,545)	(19,475)	—	—	—	—	—	1,381,866
General and administrative	508,393	(138,034)	—	(45,274)	(23,571)	—	—	—	—	301,514
Operating expenses	3,123,428	(718,286)	(16,545)	(89,848)	(23,571)	12,091	—	—	—	2,287,269
Operating income	239,504	807,452	52,625	93,549	23,571	2,125	—	—	—	1,218,826
Operating margin	5.7%	19.2%	1.3%	2.2%	0.6%	0.1%	—%	—%	—%	28.9%
Income tax provision	33,437	—	—	—	—	—	—	—	224,473	257,910
Net income	$263,734	$807,452	$52,625	$93,549	$23,571	$2,125	$8,644	$4,414	$(224,473)	$1,031,641
_________________________
(1)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
(2)            Excludes $6,544 of total stock-based compensation restructuring charges, which are included under Stock-based compensation and related employer payroll tax.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2023

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Loss on strategic equity investments, net	Income tax adjustment (1)	Non-GAAP
Cloud services cost of revenues	$490,299	$(23,082)	$(30,943)	$—	$—	$(12,777)	$—	$—	$—	$423,497
Cloud services gross margin	66.4%	1.6%	2.0%	—%	—%	0.9%	—%	—%	—%	70.9%
Cost of revenues	815,995	(87,837)	(35,859)	—	—	(12,777)	—	—	—	679,522
Gross margin	77.7%	2.4%	1.0%	—%	—%	0.3%	—%	—%	—%	81.4%
Research and development	997,170	(345,679)	—	—	—	8,782	—	—	—	660,273
Sales and marketing	1,621,518	(252,952)	(20,522)	—	(3,968)	—	—	—	—	1,344,076
General and administrative	454,531	(118,066)	—	(692)	(10,000)	—	—	—	—	325,773
Operating expenses	3,073,219	(716,697)	(20,522)	(692)	(13,968)	8,782	—	—	—	2,330,122
Operating income (loss)	(235,506)	804,534	56,381	692	13,968	3,995	—	—	—	644,064
Operating margin	(6.4)%	22.0%	1.5%	—%	0.4%	0.1%	—%	—%	—%	17.6%
Income tax provision	12,411	—	—	—	—	—	—	—	112,488	124,899
Net income (loss)	$(277,862)	$804,534	$56,381	$692	$13,968	$3,995	$10,279	$97	$(112,488)	$499,596
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(1)                Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

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